BINGHAM MCCUTCHEN LLP
                               150 Federal Street
                                Boston, MA 02110


                                                     January 21, 2005

Chapman and Cutler LLP
111 W. Monroe Street
Chicago, Illinois 60603

Energy Income and Growth Fund
1001 Warrenville Road, Suite 300
Lisle, IL  60532


         RE:      Energy Income and Growth Fund Auction Rate Notes
                  ------------------------------------------------


Ladies and Gentlemen:

         We have acted as special Massachusetts counsel to Energy Income and Growth Fund, a Massachusetts business trust (the "Fund"), in connection with the Fund's Registration Statement on Form N-2 filed with the Securities and Exchange Commission (the "Commission") on November 30, 2004, as such Registration Statement is proposed to be amended by Pre-Effective Amendment No. 1 to be filed on or about January 20, 2005 (as proposed to be amended, the "Registration Statement"), with respect to certain of its Series A Energy Notes (the "Notes"). You have requested that we deliver this opinion to you, as special counsel to the Fund, for use by you in connection with your opinion to the Fund with respect to the Notes.

         In connection with the furnishing of this opinion, we have examined the following documents:

         (a) a certificate dated a recent date of the Secretary of the Commonwealth of Massachusetts as to the existence of the Fund;

         (b) copies of the Fund's Declaration of Trust and of all amendments thereto (the "Declaration") on file in the office of the Secretary of the Commonwealth of Massachusetts;

         (c) a certificate of the Secretary of the Fund, certifying as to, and attaching copies of, the Fund's Declaration, Statement, By-Laws and resolutions adopted by the Executive Committee of the Fund's Board of Trustees at a meeting held on November 23, 2004 (the "November Resolutions"), and resolutions adopted by the Board of Trustees at a meeting held on December 13, 2004 (the "December Resolutions" and, together with the November Resolutions, the "Resolutions"); and


Chapman and Cutler LLP
Energy Income and Growth Fund
January 21, 2005
Page 2



         (d) the Registration Statement.

         In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

         We note that the December Resolutions, as attached to the certificate referenced in paragraph (c) above and reviewed by us in connection with rendering this opinion, are in draft form, and we have assumed for the purposes of this opinion that the December Resolutions, as incorporated in minutes, when finalized and approved by the Fund's Board of Trustees will be in substantially the form attached to such certificate. We have further assumed that the Fund's Declaration and the Resolutions will not have been amended, modified or withdrawn with respect to matters relating to the Notes and will be in full force and effect on the date of issuance of such Notes.

         This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents. As to our opinion below relating to the valid existence of the Fund, our opinion relies entirely upon and is limited by the certificate referenced in paragraph (a) above.

         This opinion is limited solely to the laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, except that we express no opinion as to any Massachusetts securities law. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply. In addition, to the extent that the Fund's Declaration or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Fund, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Fund with such Act and such other laws and regulations.

         We understand that all of the foregoing assumptions and limitations are acceptable to you.

         Based upon and subject to the foregoing, please be advised that it is our opinion that:


Chapman and Cutler LLP
Energy Income and Growth Fund
January 21, 2005
Page 3

         1. The Fund has been formed and is validly existing under the Fund's Declaration and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

         2. The Notes, when issued and sold in accordance with the Fund's Declaration and By-Laws, will be legally issued, fully paid and nonassessable, except that, as set forth in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.

         This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to your reliance on this opinion in connection with your opinion to the Fund with respect to the Notes, to the reliance by the Fund on this opinion, to the reference to our name in the Registration Statement and in the prospectus forming a part thereof under the heading "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement.


                                                     Very truly yours,

                                                     Bingham McCutchen LLP